Exhibit 4.1

FORM OF COMMON STOCK CERTIFICATE

Number CS-	INCORPORATED UNDER THE LAWS OF	Shares
	THE STATE OF DELAWARE	Common Stock
February 5, 2008

ZS PHARMA, INC.

THIS CERTIFIES THAT                      is the record holder of                                                       shares of the Common Stock of ZS Pharma, Inc. hereinafter designated the “Corporation,” par value $0.001 per share, transferable on the share register of the Corporation by the holder, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereof, copies of which are on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound. The shares represented by this Certificate are subject to the legend(s) affixed to the back of this Certificate.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder, upon request, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers to be effective on                     , 20    .

Chief Executive Officer	Secretary

FOR VALUE RECEIVED                                               DO HEREBY SELL, ASSIGN AND TRANSFER UNTO                                               SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                          , ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED                     , 20

IN PRESENCE OF
	(Witness)	(Stockholder)

(Stockholder)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE RIGHT TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A VOTING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OR SERIES OF STOCK. A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE AND THE COMPANY WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.